UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  March 6, 2008  (February 29, 2008)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio		43219

(Address of principal executive offices)		(Zip Code)
(614) 237-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 29, 2008, eTailDirect LLC (“ETD”), a wholly owned subsidiary of DSW Inc. (“DSW”), entered into an Industrial Lease — Net (the “Lease”), effective as of October 1, 2007, with 4300 Venture 34910 LLC (“Venture 34910”), an affiliate of Schottenstein Stores Corporation (“SSC”), for a new fulfillment center for the business of ETD to be located in Columbus, Ohio. The initial lease term is 10 years with 2 options to extend of 5 years each. Under the terms of the Lease, ETD will initially lease 265,000 square feet. The leased area increases in four steps through the sixth year of the lease. In year six, the total leased area will be 811,000 square feet. The monthly base rent is $49,687, $60,833, $94,167, $109,100, $109,100 and $110,633 for the first six lease years, respectively. On February 29, 2008, the Company entered into a separate guaranty (the “Guaranty”) with Venture 34910 guaranteeing ETD’s obligations under the Lease. The Audit Committee of the Board of Directors reviewed and approved the Lease and Guaranty as a transaction involving a related party.
     Jay L. Schottenstein, the Chairman and CEO of the Company, serves as Chairman of SSC and beneficially owns approximately 78.4% of the common stock of SSC.
     Additionally, on February 29, 2008, the Company and Venture 34910 agreed to make non-material changes to the Office Space Lease — Net dated as of November 30, 2006, which is the lease for our new home office. These changes are reflected in the First Lease Amendment between the parties.
     Additionally, on February 29, 2008, the Company and 4300 East Fifth Avenue LLC, an affiliate of Schottenstein Stores Corporation, agreed to make non-material changes to the Trailer Parking Lot Lease Agreement dated as of November 30, 2006. These changes are reflected in the First Lease Amendment between the parties.
     Additionally, on February 29, 2008, the Company and 4300 Venture 6729 LLC, an affiliate of Schottenstein Stores Corporation, agreed to make non-material changes to the Industrial Space Lease — Net, which is the lease for our distribution center and former home office. These changes are reflected in the Second Lease Amendment between the parties.
     The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Lease, the First Lease Amendments, the Second Lease Amendment and the Guaranty, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are hereby incorporated by reference into this Item 1.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description
10.1	Industrial Lease — Net between eTailDirect LLC and 4300 Venture 34910 LLC, dated as of October 1, 2007

10.2	First Lease Amendment between DSW Inc. and 4300 Venture 34910 LLC, dated as of October 1, 2007

10.3	First Lease Amendment between DSW Inc. and 4300 East Fifth Avenue LLC dated, as of October 1, 2007

10.4	Second Lease Amendment between DSW Inc. and 4300 Venture 6729 LLC, dated as of October 1, 2007

10.5	Guaranty by DSW Inc. in favor of 4300 Venture 34910 LLC, dated as of October 1, 2007

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
By:	/s/Douglas J. Probst
Douglas J. Probst
Executive Vice President, Chief Financial Officer and Treasurer

Date: March 6, 2008